     As filed with the Securities and Exchange Commission on January 14, 1998.

________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.
                                  __________________

                                       FORM S-8

                               REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                  __________________

                            AMARILLO MESQUITE GRILL, INC.
                (Exact name of Registrant as specified in its charter)

                                        KANSAS
            (State or other jurisdiction of incorporation or organization)

                                      48-0936946
                         (I.R.S. employer identification no.)

                302 NORTH ROCK ROAD, SUITE 200, WICHITA, KANSAS 67206
                      (Address of principal executive offices)

                           1997 INCENTIVE STOCK OPTION PLAN
                               (Full title of the plan)

       LINN F. HOHL, VICE PRESIDENT OF FINANCE, AMARILLO MESQUITE GRILL, INC.,
                302 NORTH ROCK ROAD, SUITE 200, WICHITA, KANSAS  67206
                       (Name and address of agent for service)

                                    (316) 685-7286
            (Telephone number, including area code, of agent for service)

                                      COPIES TO:
                                JACQUELINE K. LEVINGS
                                   ATTORNEY AT LAW
                            250 NORTH ROCK ROAD, SUITE 250
                                WICHITA, KANSAS  67206

                           CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                        PROPOSED        PROPOSED MAXIMUM     AMOUNT OF
  OF SECURITIES       AMOUNT TO BE     MAXIMUM OFFERING       AGGREGATE        REGISTRATION
 TO BE REGISTERED      REGISTERED      PRICE PER SHARE      OFFERING PRICE         FEE
-------------------   ------------     ----------------    ----------------    ------------
   Common Stock       700,000 (1)          $3.33(2)         $2,331,000 (2)       $706.30

(1) Represents shares issuable upon exercise of stock options granted pursuant to the 1997 Incentive Stock Option Plan. Also registered are such additional shares as may be required pursuant to the 1997 Incentive Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock.

(2) Based on the average exercise price of the existing options granted pursuant to the 1997 Incentive Stock Option Plan, in accordance with Rule 457(h)(1).

                                       PART II.

                  Information Required in the Registration Statement

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934:

        1. The Company's Annual Report on Form 10-K for the year ended January 26, 1997.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1997.

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1997.

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended October 26, 1997.

        5. The description of the Registrant's Common Stock set forth in its Registration Statement on Form 8-A filed May 18, 1984 (Commission File No. 0-12145) and filed with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, together with any and all reports or amendments filed with the Commission for the purpose of updating such description.

        6. All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of the Post-Effective Amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4. DESCRIPTION OF SECURITIES

        Not Applicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 17-6305 of the Kansas Statutes Annotated provides that a corporation may indemnify and insure its officers and directors against liability incurred in their capacity as such, provided such officers or directors acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation. To the extent the director or officer is successful on the merits or otherwise in defense of any action, indemnification against expenses actually and reasonably incurred in connection therewith, including attorney fees, is mandatory.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

Item 8. EXHIBITS

        5    - Opinion of Jacqueline K. Levings.

        23.1 - Consent of KPMG Peat Marwick LLP.

        23.2 - Consent of Jacqueline K. Levings (contained in her opinion filed as Exhibit 5 to this Registration Statement).

        24   - Power of Attorney (Included at Page 4).

Item 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration

        Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas on this 14th day of January, 1998.

                                         AMARILLO MESQUITE GRILL, INC.


                                         By /s/ Chris F. Hotze
                                            -----------------------------------
                                            Chris F. Hotze
                                            President and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Chris F. Hotze and Linn F. Hohl, or either of them as attorneys-in-fact to sign on his behalf individually and in each capacity and as stated below, and to file any amendments, including post-effective amendments, to this Registration Statement.

SIGNATURE                             TITLE                         DATE

/s/ Chris F. Hotze             President, Chairman of          January 14, 1998
----------------------------   the Board and Director
Chris F. Hotze                 (Principal Executive Officer)

/s/ Linn F. Hohl               Vice President of Finance,      January 14, 1998
----------------------------   Secretary, Treasurer
Linn F. Hohl                   and Director
                               (Principal Financial and
                               Accounting Officer)

/s/ Alan L. Bundy              Executive Vice President        January 14, 1998
----------------------------   and Director
Alan L. Bundy

/s/ Andres Mouland             Vice President of Operations    January 14, 1998
----------------------------   and Director
Andres Mouland

/s/ C. Howard Wilkins, Jr.     Director                        January 14, 1998
----------------------------
C. Howard Wilkins, Jr.

                                    EXHIBIT INDEX


Exhibit
Number         Exhibit Description
-------        -------------------

  5            Opinion of Jacqueline K. Levings

 23.1          Consent of KPMG Peat Marwick LLP

 23.2 Consent of Jacqueline K. Levings (contained in her opinion filed as Exhibit 5 to this Registration Statement)

 24            Power of Attorney (Included at Page 4)